                                                                 Exhibit 4-b
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                              NORDSON CORPORATION


                                      and


             AMERITRUST COMPANY NATIONAL ASSOCIATION, Rights Agent


                                RIGHTS AGREEMENT


                                  Dated as of


                                August 26, 1988


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

                               TABLE OF CONTENTS


                                                                                                     Page
                                                                                                     ----
INDEX OF DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

RIGHTS AGREEMENT

Section 1.            Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.            Appointment of Rights Agent   . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 3.            Issue of Right Certificates   . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 4.            Form of Right Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 5.            Countersignature and Registration   . . . . . . . . . . . . . . . . . . . . . .  16

Section 6.            Transfer, Split Up, Combination,
                        and Exchange of Right Certificates;
                        Mutilated, Destroyed, Lost, or
                        Stolen Right Certificates   . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 7.            Exercise of Rights: Purchase Price;
                        Expiration Date of Rights   . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 8.            Cancellation and Destruction of Right
                        Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 9.            Reservation and Availability of Shares  . . . . . . . . . . . . . . . . . . . .  25

Section 10.           Common Share Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 11.           Adjustment of Purchase Price and
                        Exercise Price, Number and Type of
                        Shares, or Number of Rights   . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 12.           Certificates of Adjusted Purchase Price
                        or Number of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Section 13.           Consolidation, Merger, or Sale or
                        Transfer of Assets or Earning
                        Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section 14.           Fractional Rights and Fractional
                        Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Section 15.           Rights of Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Section 16.           Agreement of Rights Holders   . . . . . . . . . . . . . . . . . . . . . . . . .  60

Section 17.           Right Certificate Holder Not Deemed a
                        Shareholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

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
                                                                              Page
                                                                              ----
Section 18.           Concerning the Rights Agent   . . . . . . . . . . . . .   62

Section 19.           Merger or Consolidation or Change of
                        Name of Rights Agent  . . . . . . . . . . . . . . . .   63

Section 20.           Duties of Rights Agent  . . . . . . . . . . . . . . . .   64

Section 21.           Change of Rights Agent  . . . . . . . . . . . . . . . .   69

Section 22.           Issuance of New Right Certificates  . . . . . . . . . .   71

Section 23.           Redemption  . . . . . . . . . . . . . . . . . . . . . .   71

Section 24.           Notice of Certain Events  . . . . . . . . . . . . . . .   74

Section 25.           Notices   . . . . . . . . . . . . . . . . . . . . . . .   75

Section 26.           Supplements and Amendments  . . . . . . . . . . . . . .   76

Section 27.           Successors  . . . . . . . . . . . . . . . . . . . . . .   78

Section 28.           Determinations and Actions by the
                        Board of Directors, etc.  . . . . . . . . . . . . . .   78

Section 29.           Benefits of this Agreement  . . . . . . . . . . . . . .   79

Section 30.           Severability  . . . . . . . . . . . . . . . . . . . . .   80

Section 31.           Governing Law   . . . . . . . . . . . . . . . . . . . .   80

Section 32.           Counterparts  . . . . . . . . . . . . . . . . . . . . .   81

Section 33.           Descriptive Headings  . . . . . . . . . . . . . . . . .   81

Exhibit A             "Express" Terms of Series B Convertible
                        Preferred Shares  . . . . . . . . . . . . . . . . . .  A-1

Exhibit B             Form of Right Certificate   . . . . . . . . . . . . . .  B-1

                      -  Form of Assignment   . . . . . . . . . . . . . . . .  B-6

                      -  Certificate  . . . . . . . . . . . . . . . . . . . .  B-7

                      -  Notice   . . . . . . . . . . . . . . . . . . . . . .  B-7

                      -  Form of Election to Purchase   . . . . . . . . . . .  B-8

                      -  Certificate  . . . . . . . . . . . . . . . . . . . .  B-9

                      -  Notice   . . . . . . . . . . . . . . . . . . . . . .  B-9

Exhibit C             Summary of Rights to Purchase
                        Preferred Stock   . . . . . . . . . . . . . . . . . .  C-1

                             INDEX OF DEFINED TERMS


                                          Section                  Page
                                          -------                  ----
Acquiring Person                          1(a)                        2

Act                                       9(d)                       28

Adverse Person                            1(b)                        3

Affiliate                                 1(c)                        4

Associate                                 1(c)                        4

Beneficial Owner and to
  Beneficially Own                        1(d)                        5

Business Day                              1(e)                        7

Close of Business                         1(e)                        7

Common Shares                             1(g)                        7

Continuing Director                       1(h)                        8

Company                                   Preamble                    1

Control Share Acquisition                 1(i)                        8

Distribution Date                         3(a)                       11

Equivalent Common Shares                  11(b)                      38

Exercise Price                            1(j)                        8

Expiration Date                           7(a)                       20

Fair Market Value                         11(a)ii(D)                 35

Final Expiration Date                     7(a)                    19,20

Flip-in Event                             1(k), 11(a)ii         8,32-36

Flip-over Event                           1(l), 13(a)              9,50

Issuance                                  1(m)                        9

Market Price                              11(d)                      42

NASDAQ                                    9(b)                       27

NYSE                                      2                          10

Person                                    1(n)                        9

                                       Section           Page
                                       -------           ----
Preferred Shares                       1(o)                 9

Principal Party                        13(b)               52

Purchase Price                         1(p)                 9

Record Date                            Preamble             1

Redemption Certificate                 3(a)                11

Redemption Price                       23(a)               70

Right                                  Preamble             1

Right Certificate                      3(a)                11

Section 1701.831                       1(q)                 9

Shares Acquisition Date                1(r)                 9

Subsidiary                             1(s)                 9

Summary of Rights                      3(b)               C-1

Trading Day                            11(d)               44

Triggering Event                       1(t)                10

                                RIGHTS AGREEMENT


                          This Agreement, dated as of August 26, 1988, is
between Nordson Corporation, an Ohio corporation (the "Company"), and AmeriTrust Company National Association, a national banking association organized and existing under the laws of the United States (the "Rights Agent").
                          The Board of Directors of the Company has authorized
and declared a dividend consisting of one right (a "Right") for each Common Share with a par value of $1.00 of the Company outstanding on September 9, 1988 (the "Record Date"), and has authorized the issuance of one Right in respect of each Common Share of the Company issued between the Record Date and the earlier of the occurrence of a Triggering Event, the Expiration Date, or the Final Expiration Date (as such terms are hereinafter defined), including Common Shares that are treasury shares as of the Record Date and subsequently become outstanding. Each Right initially represents the right to purchase one Common Share of the Company.
                          NOW, THEREFORE, in consideration of the premises and
the mutual agreements herein set forth, the parties hereby agree as follows:
                          Section 1. CERTAIN DEFINITIONS.  For purposes of this
Agreement, the following terms have the meanings indicated:

                          (a)  An "Acquiring Person" means (i) any Person who
or that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding or (ii) any Adverse Person (as hereinafter defined); PROVIDED, HOWEVER, that (x) an Acquiring Person shall not include the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan, (y) a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person, or any Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally, and (z), for purposes of determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nordson Foundation shall be excluded, and, for purposes of determining whether the

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Walter G. Nord Trust or the Nordson Foundation, together with each of their
Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded.
                          (b)  "Adverse Person" shall mean any Person declared
to be an Adverse Person by the Board of Directors of the Company upon (i) a determination by the Board of Directors, at any time after the date of this Agreement, that such Person, alone or together with its Affiliates and Associates, has become, or has announced an intention to become, in one or more transactions, the Beneficial Owner of an amount of Common Shares that the Board of Directors determines to be substantial (which amount shall in no event be less than 15% of the Common Shares then outstanding) and (ii) a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, that (A) such Beneficial Ownership by such Person (1) is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person, (2) is intended or may reasonably be anticipated to cause pressure on the Company to take action or enter into a transaction or series of transactions that would provide such Person with short-term financial gain under circumstances in which the

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Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (3) is intended or may reasonably be anticipated to permit such Person to acquire control of or a controlling influence over the Company, as a result of such Beneficial Ownership or one of more subsequent actions or transactions, in a manner or pursuant to one or more actions or transactions that the Board determines to be unfair or coercive to shareholders, or (B) such Beneficial Ownership by such Person is causing or may reasonably be anticipated to cause a material adverse impact (including, without limitation, impairment of relationships between the Company and its customers, suppliers, creditors, or employees or impairment of the Company's ability to maintain its competitive position) on the business, financial condition, or prospects of the Company.
                          (c)  An "Affiliate" and "Associate" have the
respective meanings given them in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                          (d)  A Person is deemed to be the "Beneficial Owner"
of, and is deemed to "beneficially own," any securities:
                          (i) that such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;
                          (ii) that such Person, or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing), upon the exercise of any conversion right, exchange right, other right, warrant, or option, or otherwise, except that a Person is not deemed to be the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or (B) securities issuable upon exercise of these Rights;
                          (iii) that such Person or any of such Person's Affiliates or Associates has the right, directly or indirectly, to vote or dispose of pursuant to any agreement, arrangement, or understanding

         (whether or not in writing), except that a Person is not deemed to be the Beneficial Owner of, or to "beneficially own," any security under this subparagraph (iii) if the agreement, arrangement, or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
                          (iv) that are beneficially owned, directly or indirectly, by any other Person with whom or which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)), or disposing of any securities of the Company.
Notwithstanding the foregoing, (x) a Person shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any security if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange

Act, and (y) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until expiration of 40 calendar days after the date on which such securities are acquired.
                          (e)  A "Business Day" means any day other than a
Saturday, Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.
                          (f)  The "close of business" on any given date means
5:00 P.M., Cleveland time, on such date.
                          (g)  "Common Shares" when used with reference to the
Company means the Common Shares with a par value of $1.00 of the Company, except that, if the Company is the continuing or surviving corporation in a transaction described in Section 13, "Common Shares" when used with reference to the Company means the shares with the greatest aggregate voting power of the Company or, if the Company is ultimately controlled by another corporation, business trust, limited partnership, joint venture, or other organization, the shares or other equity interests of such organization that have the greatest aggregate voting power and do not generally subject the holder thereof to liability for the liabilities of such organization. "Common Shares" when used with reference to any corporation, business trust, limited partnership, joint venture, or other organization other than the Company means the shares or other equity interest of such organization that have the greatest aggregate voting power and do not generally subject the holder thereof to liability for the liabilities of such organization.
                          (h)   A "Continuing Director" means any individual
who is a member of the Board of Directors of the Company, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and who was a member of the Board prior to the Shares Acquisition Date or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors.
                          (i)  A "Control Share Acquisition" has the meaning
ascribed to it in Section 1701.01(Z) (1) of the Ohio General Corporation Law.
                          (j)  "Exercise Price" means the exercise price per
share set forth in Section 11(a)(ii).
                          (k)  "Flip-in Event" means any event described in
paragraphs (A) through (E) of Section 11(a)(ii).

                          (l)  "Flip-over Event" means any event described in
clauses (x) through (z) of Section 13(a).
                          (m)  "Issuance" includes the issuance of authorized
but unissued shares and the transfer of treasury shares.
                          (n)  A "Person" means any individual, corporation,
business trust, partnership, or other organization.
                          (o)  "Preferred Shares" means Series B Convertible
Preferred Shares of the Company with the express terms set forth in Exhibit A to this Agreement.
                          (p)  "Purchase Price" means the purchase price per
share set forth in Section 7(b).
                          (q)  "Section 1701.831" means Section 1701.831 of the
Ohio General Corporation Law, as amended from time to time.
                          (r)  The "Shares Acquisition Date" means the first
date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission, or otherwise) that a Person has become an Acquiring Person.
                          (s)  A "Subsidiary" means any corporation or other
entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.

                          (t)  A "Triggering Event" is deemed to occur upon (i)
the passage of 20 calendar days following the occurrence of a Flip-in Event or
(ii) the occurrence of a Flip-over Event.
                          Section 2. APPOINTMENT OF RIGHTS AGENT.  The Company
hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the National Association of Securities Dealers Inc. and the New York Stock Exchange, Inc. (the "NYSE") governing transfer agents and registrars. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions that may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.
                          Section 3. ISSUE OF RIGHT CERTIFICATES.  (a)  Until
the earlier of (i) the close of business on the 20th calendar day after the Shares Acquisition Date or (ii) the close of business on the 20th calendar day after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), a tender or exchange offer the consummation of which would result in the Person making the tender offer or exchange offer becoming an Acquiring Person (including any such day that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of the dates in clauses (i) and (ii) of this Section 3(a) being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall also be deemed to be Right certificates) and not by separate Right certificates, and the Rights will be transferable only in connection with the transfer of the Common Shares on the transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of such holder shown on the records of the Company, a Right certificate, in substantially the form of Exhibit B hereto ("Right Certificate"), evidencing one Right for each Common Share held of record as of the close of business on the Distribution Date. As of the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
                          (b)  On the Record Date or as soon as practicable
thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to Common Shares outstanding as of the Record Date, the Rights will be evidenced until the Distribution Date by the certificates for such Common Shares registered in the names of the holders of the Common Shares together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.
                          (c)  Rights shall be issued in respect of all Common
Shares issued or surrendered for transfer or exchange after the Record Date but prior to the earlier of the occurrence of a Triggering Event, the Expiration Date, or the Final Expiration Date (as such terms are defined in Section 7). Certificates representing Common Shares issued or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:
         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Nordson Corporation and AmeriTrust Company National Association, Rights Agent, dated as of August 26, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of Nordson Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Nordson Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.
Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.
                          Section 4. FORM OF RIGHT CERTIFICATES.  (a)  Each
Right Certificate (and the forms of assignment and of election to purchase shares to be printed on the reverse of the Right Certificate) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of any association on which the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, shall be dated as of the Record Date and, on their face, shall entitle the holders thereof to purchase such number of Common Shares of the Company (or, upon the occurrence of a Triggering Event, such number of Common Shares of the Company or of the Principal Party, as defined in Section 13(b)) as shall be set forth therein at the Purchase Price per share (or, upon the occurrence of a Triggering Event, at the Exercise Price per share); the number of such Common Shares, the Purchase Price, and the Exercise Price shall be subject to adjustment as provided in this Agreement.
                          (b)  Notwithstanding any other provisions of this
Agreement, any Right Certificate issued pursuant to Section 3 or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who or that becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who or that becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and who or that either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement, or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e), any Right Certificate issued at any time to any nominee of an

Acquiring Person, of any Associate or Affiliate of an Acquiring Person, or of any such transferee, and any Right Certificate issued pursuant to Section 6 or
Section 11 upon transfer, exchange, replacement, or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:
         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                          Section 5. COUNTERSIGNATURE AND REGISTRATION.  (a)
The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right

Certificates may nevertheless be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the date such Right Certificate is signed, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement such person was not such an officer.
                          (b)  Following the Distribution Date, the Rights
Agent will keep or cause to be kept, at its principal offices in Cleveland, Ohio, books for registration and transfer of the Right Certificates. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.
                          Section 6. TRANSFER, SPLIT UP, COMBINATION, AND
EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES. (a) Subject to the provisions of Section 4(b), Section 7(e), and Section 14, any Right Certificate may, at any time after the close of business on the Distribution Date and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, be transferred, split up, combined, or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase the same number of Common Shares (or Preferred Shares or other securities, as the case may be) as the Right Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined, or exchanged at the principal office of the Rights Agent in Cleveland, Ohio. Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company has reasonably requested. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split Up, combination, or exchange of Right Certificates.
                          (b)  Upon receipt by the Company and the Rights Agent
of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Right Certificate, and, in case of the loss, theft, or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed, or mutilated.
                          Section 7. EXERCISE OF RIGHTS: PURCHASE PRICE;
EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office in Cleveland, Ohio, together with payment of the aggregate Purchase Price with respect to the total number of Common Shares (or Preferred Shares or other securities, as the case may be) as to which such surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) September 9, 1998 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").
                          (b)  Each Right shall initially represent the right
to purchase one Common Share, subject to adjustment as provided in Section 11. The Purchase Price for each Common Share upon the exercise of one of the Rights shall initially be $200.00, subject to adjustment from time to time as provided in Section 11, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).
                          (c)  Upon receipt of a Right Certificate representing
exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or

Preferred Shares or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax, in cash or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k), promptly (i) requisition from the Company's transfer agent certificates for the total number of Common Shares (or Preferred Shares or other securities, as the case may be) to be purchased, and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests, (ii) if the Company has elected to cause the total number of Common Shares (or Preferred Shares or other securities, as the case may be) issuable upon exercise of the Rights to be deposited with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Shares (or Preferred Shares or other securities, as the case may be) as are to be purchased (in which case the Company hereby authorizes and directs its transfer agent to deposit with the depositary agent certificates for the Common Shares (or Preferred Shares or other securities, as the case may be) represented by such receipts), and the Company hereby authorizes and directs the depositary agent to comply with all such requests, (iii) when appropriate, requisition from the Company's transfer agent certificates for the total number the Common

Shares (or Preferred Shares or other securities, as the case may be) to be purchased in accordance with Section 11(a)(ii), and the Company hereby authorizes and directs its transfer agent to comply with all such requests,
(iv) when appropriate, requisition from the Company the amount of cash to be paid in accordance with Section 11(a)(iii) or in lieu of the issuance of fractional shares in accordance with Section 14, (v) promptly after the receipt of such certificates or depositary receipts, cause them to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (vi) when appropriate, promptly after receipt deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event the Company is obligated to issue Common Shares (or Preferred Shares or other securities, as the case may be) or to pay cash pursuant to Section 11(a)(iii), the Company will make all arrangements necessary so that such Common Shares (or Preferred Shares or other securities, as the case may be) and cash are available for issuance and payment by the Rights Agent, as and when appropriate.
                          (d)  In case the registered holder of any Right
Certificate exercises less than all of the Rights evidenced thereby, a new Right Certificate evidencing

Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assign, subject to the provisions of Section 14.
                          (e)  Notwithstanding anything in this Agreement to
the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by
(i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement, or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void at the close of business on the 20th calendar day following the occurrence of a Flip-in Event, and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the close of business on the 20th calendar day following the occurrence of the Flip-in Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and of
Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure properly to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, or transferees in accordance with this Section 7(e).
                          (f)  Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company may reasonably request.

                          Section 8. CANCELLATION AND DESTRUCTION OF RIGHT
CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise of the Right Certificate. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates and deliver a certificate of destruction thereof to the Company.
                          Section 9. RESERVATION AND AVAILABILITY OF SHARES.
(a) The Company shall submit to its shareholders for approval (and recommend that its shareholders approve) at its annual meeting of shareholders in 1989 an amendment to the Company's articles of incorporation authorizing an increase in the number of Common Shares that, when such increase is added to the number of Common Shares that are

(i) previously authorized by not issued or (ii) held in its treasury, will be sufficient to permit the exercise in full of all of the outstanding Rights, including the exercise of such Rights upon the occurrence of a Flip-in Event. The Company covenants and agrees that, from and after its annual meeting of shareholders in 1989, it will cause to be reserved and kept available out of its authorized and unissued Common Shares or Common Shares held in its treasury a number of Common Shares that will be sufficient to permit the exercise in full of all of the outstanding Rights.
                          (b)  In the event that, notwithstanding Section 9(a),
the number of authorized and unissued Common Shares and Common Shares held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights, including the exercise in full of all of the outstanding Rights upon the occurrence of a Flip-in Event, at any time after the Distribution Date, the Company shall promptly (i) file an amendment to the Company's articles of incorporation which creates the Preferred Shares and authorizes a number of Preferred Shares that, together with authorized and unissued Common Shares and Common Shares held in the Company's treasury, is sufficient to permit the exercise in full of all of the outstanding Rights and
(ii) make the Preferred Shares available in place of Common Shares to permit the exercise of the Rights. Under such circumstances, all rights and obligations of the Company and the Rights Agent with respect to the Common Shares shall apply with respect to Preferred Shares.
                          (c)  Unless the Common Shares of the Company have
been theretofore listed on the NYSE or another national securities exchange, the Company shall, as soon as practicable following the Distribution Date, use its best efforts to cause transactions in the Rights to be quoted in the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") and shall, as soon as practicable after the rights become exercisable, use its best efforts to cause transactions in any Preferred Shares or other securities of the Company issuable upon exercise of the Rights to be quoted in NASDAQ. In the event that the Common Shares are listed on the NYSE or another national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares (or Preferred Shares or other securities, as the case may be) reserved for such issuance upon exercise of the Rights to be listed on the NYSE or such other exchange upon official notice of issuance.

                          (d)  The Company shall (i) prepare and file, as soon
as practicable following the occurrence of a Triggering Event, a registration statement under the Securities Act of 1933 (the "Act") on an appropriate form with respect to the Rights and the securities purchasable upon exercise of the Rights, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and (iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of the exercise of all of the Rights, the Expiration Date, or the Final Expiration Date. The Company will also take such action as may be appropriate to comply with the securities laws of each state in which holders of the Rights reside. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification has not been obtained or any requisite notice of exemption has not been filed.
                          (e)  The Company covenants and agrees that it will
take all such action as may be necessary to ensure that all Common Shares (or Preferred Shares or other securities, as the case may be) delivered upon exercise of Rights are, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims, and not subject to any rights of call or first refusal.
                          (f)  The Company further covenants and agrees that it
will pay, when due and payable, any and all federal and state transfer taxes and charges that may be payable in respect of the issuance, delivery, or transfer of the Right Certificates or of any Common Shares (or Preferred Shares or other securities, as the case may be) upon exercise of the Rights. The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or any issuance, delivery, or transfer of certificates for the Common Shares (or Preferred Share or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of Common Shares (or Preferred Shares or other securities, as the case may be) upon the exercise of any Rights until any such tax has been paid or until it has been established to the Company's satisfaction that no such tax is due.
Any such tax shall be payable by the holder of such Right Certificate at the time of surrender.
                          Section 10.  COMMON SHARE RECORD DATE.  Each Person
in whose name any certificate for a number of Common Shares (or Preferred Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares (or Preferred Shares or other securities, as the case may be) represented by such certificate on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer tax) was made, except that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Common Shares (or Preferred Shares or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder thereof on, and such certificate shall be dated, the next succeeding business day on which the transfer books of the Company for the Common Shares (or Preferred Shares or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
                          Section 11.  ADJUSTMENT OF PURCHASE PRICE AND
EXERCISE PRICE, NUMBER AND TYPE OF SHARES, OR NUMBER OF RIGHTS. The Purchase Price and the Exercise Price, the number and type of shares covered by each of the Rights, and the number of Rights outstanding is subject to adjustment from time to time as provided in this Section 11.
                          (a) (i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares, (C) combines the outstanding Common Shares into a smaller number of shares, or (D) issues any shares other than Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price and the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number of Common Shares or the number and kind of shares other than Common Shares, as the case may be, issuable on such date shall be proportionately adjusted (except as otherwise provided in this Section 11(a) and Section 7(e)) so that the holder of any Rights exercised after such time shall be entitled to receive the aggregate number of Common Shares or the number and kind of shares other than Common Shares, as the case may be, that, if such Rights had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Common Shares were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
                          (ii)  In the event
                          (A)  any Person (other than the Company, any
                 Subsidiary, any employee benefit plan or employer stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding (PROVIDED, HOWEVER, that, for purposes of determining whether Eric T. Nord or Evan
                 W. Nord, together
                 with each of their Affiliates or Associates, is the Beneficial Owner of 25% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nordson Foundation shall be excluded and, for purposes of determining whether the Walter G. Nord Trust or the Nordson Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 25% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded),
                          (B) any person is declared to be an Adverse Person by the Board of Directors,
                          (C)  an Acquiring Person or any Associate or
                 Affiliate of an Acquiring Person, at any time after the date of this Agreement, directly or indirectly, other than in a transaction subject to Section 13(a), (1) merges into or consolidates with the Company and the

                 Company is the surviving or continuing corporation in the merger or consolidation, (2) merges or consolidates with a Subsidiary, whether or not the Subsidiary is the surviving or continuing corporation in the merger or consolidation, (3) sells, purchases, leases, exchanges, mortgages, pledges, or otherwise disposes of or acquires, to, from or with the Company or a Subsidiary, assets having an aggregate Fair Market Value (as such term is defined in Article Sixth, Section 4(e) of the Company's 1984 Amended Articles of Incorporation) ("Fair Market Value") of $1,000,000 or more,
                 (4) purchases or otherwise acquires from the Company or a Subsidiary, with or without consideration, securities of the Company or a Subsidiary having an aggregate Fair Market Value of $1,000,000 or more, (5) sells or otherwise transfers, to the Company or a Subsidiary, securities of the Acquiring Person or any such Associate or Affiliate having an aggregate Fair Market Value of $1,000,000 or more, (6) proposes the liquidation or dissolution of the Company, or (7) engages in any transaction or series of transactions that is similar in purpose or effect those referred to in clauses (1) through (6) above or in Subsection (D) below,
                          (D) during such time as there is an Acquiring Person, there is any reclassification of securities (including any reverse stock split), recapitalization of the Company, merger or consolidation of the Company with any Subsidiary, or other transaction or series of transactions to which the Company or any Subsidiary is a party (whether or not with, into, or otherwise involving an Acquiring Person or any Associate or Affiliate of an Acquiring Person), other than a transaction subject to Section 13(a), that has the effect, directly or indirectly, of increasing by more than

                 1% the percentage of the outstanding equity securities of any class, or of securities exercisable for or convertible into equity securities of any class, of the Company or any Subsidiary that is beneficially owned, directly or indirectly, by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, or
                          (E) any Person makes or attempts to make a Control Share Acquisition without complying with the provisions of
                 Section 1701.831 (unless prior thereto the articles of incorporation of the Company have been amended to provide that
                 Section 1701.831 does not apply to Control Share Acquisitions of the Company, the provisions of Section 1701.831 have been held to be invalid by a court of competent jurisdiction and such holding has not been reversed on appeal, or the Ohio General Corporation Law has been amended to eliminate the provisions of Section 1701.831), proper provision shall be made so that, from and after the close of business on the twentieth calendar day after such Flip-in Event has occurred, each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of each of the Rights held by such holder in accordance with the terms of this Agreement, two Common Shares for an Exercise Price of $1.00 per Common Share; the number of such Common Shares and the Exercise Price shall be subject to adjustment as provided in this Section 11.
                          (iii) In the event the number of authorized but unissued Common Shares of the Company and Common Shares held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights in accordance with paragraph (ii) of this Section 11(a), the Company shall apportion among all of the outstanding Rights, on a PRO RATA basis, the Common Shares available for delivery upon exercise of the Rights and, upon exercise of each Right, shall deliver to the holder thereof (A) the number or fraction of Common Shares apportioned to the Right and (B) the number or fraction of Preferred Shares equal to the balance of the Common Shares otherwise deliverable to the holder upon exercise of the Right. If the number of Common Shares and Preferred Shares that are authorized and unissued or held in the Company's treasury is not sufficient to permit the exercise in full of all of the outstanding Rights, the Company shall apportion among all of the outstanding Rights, on a PRO RATA basis, the Common Shares and Preferred Shares available for delivery upon exercise of the Rights and, upon exercise of each Right, shall deliver to the holder thereof
         (x) the number or fraction of Common Shares and Preferred Shares apportioned to the Right and (y) cash in an amount equal to the product of the balance of the Common Shares otherwise deliverable to the holder upon exercise of the Right multiplied by the excess of the market price per Common Share at the close of business on the 20th calendar day following the occurrence of the Flip-in Event over the Exercise Price, as adjusted pursuant to the provisions of this Section
         11. To the extent any legal or contractual restrictions prevent the Company from paying the full amount of the cash payable in accordance with the foregoing sentence, the

        Company shall pay to holders of the Rights on a PRO RATA basis all of the funds that are not then restricted. The Company shall continue to make payments to holders of the Rights on a PRO RATA basis as funds become available until such amount has been paid in full.
                          (b)  In case the Company fixes a record date for the
issuance of rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges, and preferences as the Common Shares ("equivalent common shares") or securities convertible into Common Shares or equivalent common shares) at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current market price (as defined in Section 11(d)) per Common Share on such record date, the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares or equivalent preferred shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such market price and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case any part of such subscription price is paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event such rights or warrants are not so issued, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.
                          (c)  In case the Company fixes a record date for the
making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate per share not in excess of 150% of the last quarterly cash dividend per share theretofore paid or a dividend payable in Common Shares, but including any dividend payable in shares other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction the numerator of which is the market price (as defined in Section 11(d)) per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets (in the case of regular periodic cash dividends at a rate per share in excess of 150% of the last quarterly cash dividend per share theretofore paid, only that portion in excess of 150% of such quarterly cash dividend per share) or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such market price per Common

Share. Such adjustments shall be made successively whenever such a record date is fixed, and, in the event such distribution is not so made, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.
                          (d)  For the purpose of any computation under Section
11(a), (b), or (c) hereof, the "market price" of a Common Share on any date of determination shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, except that, in the event the "market price" per Common Share is determined during the period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Share payable in Common Shares or securities convertible into Common Shares or (B) any subdivision, combination, or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination, or reclassification, the "market price" shall, in each such case, be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Common Shares are not reported by NASDAQ or such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company, except that, if on any such date no market maker is making a market in the Common Shares, the closing price on such date shall be the value of a Common Share on such date as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the

Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "market price" per Common Share shall mean the value per Common Share as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
                          (e)  No adjustment in the Purchase Price and the
Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price and the Exercise Price, except that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and
(ii) the date of the expiration of the right to exercise any of the Rights.
                          (f)  If, as a result of an adjustment made pursuant
to Section 11(a), the holder of any of the Rights exercised after such adjustment becomes entitled to receive upon exercise of the Rights any shares of the Company other than Common Shares, the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11, and the provisions of Section 7, 9, 10, 13, and 14 with respect to the Common Shares shall I apply on like terms to any such other shares.
                          (g)  All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase

Price and the Exercise Price shall evidence the right to purchase, at the adjusted Purchase Price and (upon the occurrence of a Triggering Event) the adjusted Exercise Price, the number of Common Shares purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.
                          (h)  Upon each adjustment of the Purchase Price and
the Exercise Price as a result of the calculations made in Sections 11(b) and
(c), each of the Rights outstanding immediately prior to the making of such adjustment shall, unless the Company has exercised its election as provided in
Section 11(i), thereafter evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of Common Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of Common Shares purchasable upon exercise of one of the Rights immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment.
                          (i)  The Company may elect, on or after the date of
any adjustment of the Purchase Price and the

Exercise Price, to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of one of the Rights. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which one of the Rights was exercisable immediately prior to such adjustment. Each of the Rights held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price and the Exercise Price in effect immediately prior to the adjustment by the Purchase Price and the Exercise Price in effect immediately after the adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price and the Exercise Price are adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, the Company shall, upon each adjustment of the number of Rights pursuant to this Section 11(i) and as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to

Section 14, the additional Rights to which such holders are entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price and the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
                          (j)  Notwithstanding any adjustment or change in the
Purchase Price and the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the Exercise Price per Common Share and the number of Common Shares that were expressed in the initial Right Certificates issued under this Agreement.
                          (k)  Before taking any action that would cause an
adjustment reducing the Purchase Price or the

Exercise Price below the then stated capital, if any, of a Common Share issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price or such adjusted Exercise Price.
                          (l)  In any case in which this Section 11 requires
that an adjustment in the Purchase Price and the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date the number of Common Shares (or Preferred Shares or other securities) issuable upon such exercise over and above the number of Common Shares (or Preferred Shares or other securities) issuable upon such exercise on the basis of the Purchase Price or the Exercise Price, as the case may be, in effect prior to such adjustment, except that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (or Preferred Shares or other securities) upon the occurrence of the event requiring such adjustment.

                          (m)  Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price and the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company in its discretion determines to be advisable in order that any consolidation or subdivision of Common Shares, any issuance wholly for cash or any of the Common Shares at less than the market price per Common Share, any issuance wholly for cash or securities that by their terms are convertible into or exchangeable for Common Shares, any stock dividends, and any issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of the Common Shares will not be taxable to such holders.
                          Section 12.  CERTIFICATES OF ADJUSTED PURCHASE PRICE
OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained in such certificate.
                          Section 13.  CONSOLIDATION, MERGER, OR SALE OR
TRANSFER OF ASSETS OR EARNING POWER. (a) In the event, following the Distribution Date, (x) the Company consolidates with, or merges with and into, any other Person and the Company is not the continuing or surviving corporation, (y) any Person consolidates or merges with and into the Company, the Company is the continuing or surviving corporation, and, in connection with such consolidation or merger, all or part of the Common Shares of the Company are changed into or exchanged for securities of any Person other than the Company, cash, or other property, or (z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets (including, without limitation, securities creating any obligation on the part of the Company or any Subsidiary) or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or its Subsidiaries, proper provision shall be made so that (i) each holder of a Right shall thereafter have the right to receive, upon exercise of each of the Rights held by such holder in accordance with the terms of this Agreement, at an exercise price for each of the Rights equal to twice the Exercise Price set forth in Section 11(a)(ii) (subject to adjustment pursuant to the provisions of Section 11), such number of validly issued, fully paid, nonassessable, and freely tradeable Common Shares of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances, or other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the quotient of (A) two times the market price (determined in the manner described in Section 11(d)) of the Common Shares of the Company at the close of business on the date on which the Flip-over Event occurs divided by
(B) the market price of the Common Shares of the Principal Party at the close of business on the date on which the Flip-over Event occurs; (ii) the Principal Party shall thereafter be liable for, and shall assume by virtue of such consolidation, merger, sale, or transfer, all of the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" as used in this Agreement shall thereafter be deemed to refer to such Principal Party (it being specifically intended that, except as expressly provided herein, all of the provisions of this Agreement, including the provisions of Section 11(a)(iii), shall apply to such

Principal Party); and (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9) as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as possible, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. Upon the occurrence of a Flip-over Event, the provision of Section 11(a)(ii) shall be of no effect.
                          (b)  "Principal Party" means
                          (1) in the case of any Flip-over Event described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation if securities are so issued and, if no securities are so issued, the Person that is the other party to the merger or consolidation; and
                          (2) in the case of any Flip-over Event described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets (including, without limitation, securities creating any obligation on the part of the

         Company or any Subsidiaries) or earning power transferred pursuant to such transaction;
except that, in any such case, (x) if the Common Shares of such Person are not at such time, and have not been continuously over the preceding 12-month period, registered under Section 12 of the Exchange Act and a majority of the outstanding Common Shares of such Person are owned by another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (y) in case there is more than one such Person referred to in clause (x) above, or in case there is more than one Person referred to in subparagraph (1) or (2) of this Section 13(b), the Common Shares of each of which is and has been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of publicly held Common Shares having the greatest aggregate market value; and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more joint venturers, the rules set forth in clauses (x) and (y) above shall apply to each of the joint venturers having an interest in such joint venture, and the joint venturers shall each bear the obligations set forth in this Section 13 in the same ratio as its direct or indirect interest in such joint venture bears to the total of all such interests.

                          (c)  The Company shall not consummate any such
consolidation, merger, sale, or transfer unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of such consolidation, merger, sale, or transfer, the Principal Party shall
                          (i) prepare and file a registration statement under the Act on an appropriate form with respect to the Rights and the Common Shares or other securities purchasable upon exercise of the Rights, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of the expiration of the Rights; and
                          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provision of this Section 13 shall similarly apply to successive mergers, consolidations, sales, or transfers. In the event one of the transactions described in Section 13(a) occurs at any time after the occurrence of a transaction described in Section 11(a)(ii), the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
                          Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the market value of one of the Rights. For the purposes of this Section 14(a), the market value of one of the Rights shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by NASDAQ or any such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the market value of one of the Rights shall be the value of the Rights on such date as determined in good faith by the Board of Directors of the Company.
                          (b)  The Company shall not be required to issue
fractions of a Common Share upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right

Certificates at the time such Right Certificates are exercised an amount in cash equal to the same fraction of the market price of a Common Share on the date of exercise. For purposes of this Section 14(b), the market price of a Common Share shall be determined in accordance with Section 11(d).
                          (c)  The holder of Rights by the acceptance of the
Rights expressly waives his right to receive any fractional Rights or any fractional Common Shares upon exercise of the Rights.
                          Section 15.  RIGHTS OF ACTION.  All rights of action
in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other Common Shares), may,in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate. Without limiting the foregoing or any remedies available to the holders of

Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
                          Section 16.  AGREEMENT OF RIGHTS HOLDERS.  Holders of
the Rights by accepting the Rights consent and agree with the Company and the Rights Agent and with other holders of Rights that:
                          (a)  prior to the Distribution Date, the Rights will
be transferable only in connection with the transfer of the Common Shares;
                          (b)  after the Distribution Date, the Right
Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and
                          (c)  the Company and the Rights Agent may, subject to
Section 6(a), Section 7(e), and Section 7(f), deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner of such Right Certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.
                          Section 17.  RIGHT CERTIFICATE HOLDER NOT DEEMED A
SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the number of Common Shares (or Preferred Shares or other securities, as the case may be) that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.
                          Section 18.  CONCERNING THE RIGHTS AGENT.  (a)  The
Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
                          (b)  The Rights Agent shall be protected and shall
incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, if necessary, verified or acknowledged by the proper person or persons.
                          Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF
NAME OF RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided such corporation is eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; in case at that time any of the Right Certificates have not been countersigned, any successor

Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
                          (b)  In case at any time the name of the Rights Agent
is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
                          Section 20.  DUTIES OF RIGHTS AGENT.  The Rights
Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance of the Right Certificates, shall be bound:
                          (a)  The Rights Agent may consult with legal counsel,
and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, regardless of whether such counsel is also counsel to the Company.
                          (b)  Whenever in the performance of its duties under
this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
                          (c)  The Rights Agent shall be liable under this
Agreement only for its own negligence, bad faith, or willful misconduct.
                          (d)  The Rights Agent shall not be liable for or by
reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify such statements or recitals, but all such statements and recitals are and shall be deemed to have been made only by the Company.
                          (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except the countersignature of the Right Certificates by the Rights Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or 13 or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Preferred Shares will, when issued, be validly authorized and issued, fully paid, and nonassessable.
                          (f)  The Company agrees that it will perform,
execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
                          (g)  The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer.
                          (h)  The Rights Agent and any shareholder, director,
officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company, become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
                          (i)  The Rights Agent may execute and exercise any of
the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorney or agent.
                          (j)  No provision of this Agreement shall require the
Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights under this Agreement if there are reasonable grounds for believing that the repayment of such funds, or adequate indemnification against such risk or liability, is not reasonably assured to it.
                          (k)  If, with respect to any Right Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
                          Section 21.  CHANGE OF RIGHTS AGENT. The Rights
Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns, is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such registration or incapacity by the resigning or incapacitated Rights Agent or by the holder of any of the Rights (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio) that is in good standing, has a principal office in the State of Ohio, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authorities, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice of the appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21 or any defect in such notice shall, however, not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
                          Section 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.
Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the Exercise Price, in the number, kind, or class of shares or other securities or property purchasable upon exercise of the Rights, or in any other provision of this Agreement made in accordance with Section 11, Section 26, or any other provision of this Agreement.
                          Section 23.  REDEMPTION.  (a)  The Board of Directors
of the Company may, at its option, at any time prior to the earlier of (i) the occurrence of a Triggering Event or (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the Rights then outstanding at a redemption price of $.01 for each of the Rights, adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"), except that, if such redemption occurs on or after any Person, together with the Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, the Rights may be redeemed only if Continuing Directors constitute a majority of the Board of Directors at the time of such redemption and such redemption is approved by a majority of the Continuing Directors. For purposes of the preceding sentence, in determining whether Eric
T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nordson Foundation shall be excluded and, in determining whether the Walter G. Nord Trust or the Nordson Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable upon the occurrence of a Flip-in Event pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a).

                          (b)  Immediately upon the action of the Board of
Directors of the Company ordering the redemption of the Rights (and, if required, approval by a majority of the Continuing Directors), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at the last address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in connection with the repurchase of Common Shares prior to the Distribution Date.

                          Section 24.  NOTICE OF CERTAIN EVENTS.  In case the
Company proposes at any time following the Distribution Date (a) to pay any dividend payable in shares of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate per share not in excess of 150% of the last cash quarterly dividend per share theretofore paid), (b) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares, shares of any other class, or any other securities, rights, or options, (c) to effect any reclassification of the Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (d) to effect any transaction which would constitute a Flip-over Event, or (e) to effect the liquidation, dissolution, or winding up of the Company, the Company shall, in each such case, give to each holder of Rights, in accordance with Section 25, a notice of such proposed action specifying the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed. Such notice shall be so given, in the case of any action described in clause (a) or (b) above, at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action and, in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever is the earlier. In case any of the events set forth in Section 11(a)(ii) of this Agreement occurs, the Company shall, in any such case, as soon as practicable thereafter give to each holder of Rights, in accordance with Section 25, a notice of the occurrence of such event specifying the event and the consequences of the event to holders of Rights under Section 11(a)(ii).
                          Section 25.  NOTICES.  Notices or demands authorized
by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Nordson Corporation
                          28601 Clemens Road
                          Westlake, Ohio 44145
                          Attention:General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          AmeriTrust Company National Association
                          Corporate Trust Division
                          P.O. Box 6477
                          Cleveland, Ohio 44101
                          Attention:Victor W. LaTessa

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
                          Section 26.  SUPPLEMENTS AND AMENDMENTS.  The Company
may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, and (iii), prior to the occurrence of a Triggering Event, to make any other change in the provisions of this Agreement that the Board of Directors of the Company deems to be consistent with the purposes of this Agreement and not adverse to the interests of the

Company and its shareholders. Notwithstanding the foregoing, the Agreement may not be supplemented or amended pursuant to clause (iii) above after any Person, together with the Affiliates and Associates of such Person, becomes the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding unless the Continuing Directors constitute a majority of the Board of Directors and the supplement or amendment is approved by a majority of the Continuing Directors. For purposes of the preceding sentence, in determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nordson Foundation shall be excluded and, in determining whether the Walter G. Nord Trust or the Nordson Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan W. Nord shall be excluded. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent determines in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the occurrence of a Triggering Event, the interests of the holders of Rights shall be deemed to be coincident with the interests of the holders of Common Shares.
                          Section 27.  SUCCESSORS.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.
                          Section 28.  DETERMINATIONS AND ACTIONS BY THE BOARD
OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including the purpose of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement. The Board of Directors of the Company (or, where expressly provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (or, where expressly provided herein, the Continuing Directors) or the Company or as may be necessary or advisable in the administration of this Agreement, including the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations, and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board (or, where expressly provided herein, by the Continuing Directors) in good faith shall (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of Right Certificates, and all other parties and (ii) not subject the Board or the Continuing Directors to any liability to the holders of Right Certificates.
                          Section 29.  BENEFITS OF THIS AGREEMENT.  Nothing in
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of Rights (and, prior to the Distribution Date, the registered holders of Common Shares).

                          Section 30.  SEVERABILITY.  If any term, provision,
covenant, or restriction of or in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of or in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, except that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the 20th day following the date of such determination by the Board of Directors.
                          Section 31.  GOVERNING LAW.  This Agreement and each
Right Certificate issued under it shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                          Section 32.  COUNTERPARTS.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
                          Section 33.  DESCRIPTIVE HEADINGS.  Descriptive
headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
                          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed as of the day and year first above written.

                                              NORDSON CORPORATION

                                              By /s/ William P. Madar
                                                 --------------------------
                                                 William P. Madar
                                                 President and Chief
                                                   Executive Officer


                                              AMERITRUST COMPANY
                                              NATIONAL ASSOCIATION


                                              By /s/ Donald J. Sprenger
                                                 --------------------------
                                                 Donald J. Sprenger,
                                                 Vice President

                                                          EXHIBIT A


                      TO BE INCLUDED IN ARTICLE FOURTH OF
                       AMENDED ARTICLES OF INCORPORATION

"EXPRESS" TERMS OF SERIES B CONVERTIBLE PREFERRED SHARES

                          A series of Serial Preferred Shares is created with
the following "express" terms:

                          A. DESIGNATION.  The shares of such series are
designated as "Series B Convertible Preferred Shares without par value" (the "Series B Preferred Shares").

                          B. AUTHORIZED NUMBER OF SHARES; FRACTIONAL SHARES.
The authorized number of Series & Preferred Shares is _______ - Series B Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and have the benefit of all other rights of holders of Series B Preferred Shares.

                          C. DIVIDENDS AND DISTRIBUTIONS.

                          (1)  Dividends and other distributions shall be
declared and paid on the Series B Preferred Shares at the same time that dividends or other distributions are declared and paid on the Common Shares. The amount per share and kind of the dividends or other distributions on the Series B Preferred Shares shall be the same as the amount per share and kind of the dividends or other distributions on the Common Shares.

                          (2)  Dividends on Series B Preferred Shares shall not
accrue or be cumulative.

                          D. CONVERSION.  Each Series B Preferred Share is
convertible, at the option of the holder, into one Common Share, provided that, at the time of conversion, there is a sufficient number of authorized but unissued Common Shares, or Common Shares held in the Company's treasury, to permit the conversion of all Series B Preferred Shares then outstanding.

                    LIQUIDATION, DISSOLUTION, OR WINDING UP.

                          Upon liquidation, dissolution, or winding up of the
Company, holders of Series B Preferred Shares shall have the same rights and shall be treated the same as holders of Common Shares with respect to distributions by the Company.

                          E. CONVERSION ON MERGER, CONSOLIDATION, ETC.  In case
the Company enters into any merger, consolidation, combination, or other transaction in which Common Shares are exchanged or changed into other shares or securities, cash, or other property, each Series Preferred Share shall in any such case at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of shares, securities, cash, or other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

                          F. REDEMPTION.  The outstanding Series B Preferred
Shares shall not be redeemable.

                          G. VOTING RIGHTS.  Each holder of Series B Preferred
Shares shall be entitled to one vote for each share held and, except as otherwise provided by law, the holders of Series B Preferred Shares and the holders of Common Shares shall vote together as one class.

                                                                EXHIBIT B

                          [Form of Right Certificate)

Certificate No. R -                                   ____________ Rights

         NOT EXERCISABLE AFTER AUGUST ______, 1998, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 FOR EACH OF THE RIGHTS ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.)*

                               RIGHT CERTIFICATE

                          This certifies that ___________________ or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of August 26, 1988 (the "Rights Agreement"), between Nordson Corporation, an Ohio corporation (the "Company"), and AmeriTrust Company National Association, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Cleveland time, on August 26, 1998, at the office of the Rights Agent, or of its successor as Rights Agent, in Cleveland, Ohio, one fully paid and non-





_____________

*  The portion of the legend in brackets shall be inserted only if applicable.

assessable Common Share with a par value of $1.00 (the "Common Shares") of the Company, at a purchase price of $200.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate, the number of Common Shares that may be purchased upon exercise of the Rights, and the Purchase Price per Common Share set forth above, are the numbers and Purchase Price as of September 9, 1988, based on the Common Shares as constituted at such date, and are subject to adjustment as provided in the Rights Agreement.
                          If the Rights evidenced by this Right Certificate are
beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or
(iii), under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person, such Rights shall, at the close of business on the 20th calendar day following the occurrence of a Flip-in Event (as defined in the Rights Agreement), become null and void and thereafter no holder hereof shall have any right with respect to such Rights.
                          At the close of business on the 20th calendar day
following the occurrence of a Flip-in Event, each Right becomes the right to purchase two Common Shares at an Exercise Price of $1.00 per share, subject to adjustment in accordance with the Rights Agreement. Upon the occurrence of a Flip-over Event (as defined in the Rights Agreement), each Right becomes the right to purchase, at twice the Exercise Price (subject to adjustment), the number of Common Shares of the Principal Party equal to the quotient of (A) two times the market value of the Common Shares of the Company when the Flip-over Event occurs divided by (B) the market value of the Common Shares of the Principal Party when the Flip-over Event occurs.
                          As provided in the Rights Agreement, the Purchase
Price, the Exercise Price, and the number of Common Shares or kind of other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
                          This Right Certificate is subject to all of the
terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated by reference and made a part of this Right Certificate. Reference is hereby made to the Rights

Agreement for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent mentioned above.
                          This Right Certificate, with or without other Right
Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Right evidenced by the Right Certificate or Right Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
                          Subject to the provisions of the Rights Agreement,
the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 for each of the Rights.
                          The Company is not required to issue fractional
Common Shares upon the exercise of any Rights evidenced hereby, but in lieu thereof may make a cash payment, as provided in the Rights Agreement.
                          No holder of this Right Certificate shall be entitled
to vote or receive dividends or be deemed for any purpose to be the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.
                          This Right Certificate shall not be valid or
obligatory for any purpose until it has been countersigned by the Rights Agent.
                          WITNESS the facsimile signature of the proper
officers of the Company and its corporate seal.
Dated as of ____________________ 19

ATTEST:                               NORDSON CORPORATION

______________________                By _____________________________
Secretary                                Title:


Countersigned:

______________________

By ___________________

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if the
               holder desires to transfer the Right Certificate)

                          FOR VALUE RECEIVED _________________ hereby sells,
assigns, and transfers unto _______________________________________________
___________________________________________________________________________
                (Please print name and address of transferee)
_____ this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ as attorney, to transfer the Right Certificate on the books of Nordson Corporation, with full power of substitution.
Dated:________________, 19__

                                              _____________________________
                                              Signature

Signature Guaranteed:

                                  CERTIFICATE

                       (Applicable to Form of Assignment)


                          The undersigned hereby certifies by checking the
appropriate boxes that:
                          (1)  this Right Certificate [ ] is [ ] is not being
sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
                          (2)  after due inquiry and to the best knowledge of
the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated: ___________, 19__                      ____________________________
                                              Signature


                                     NOTICE



                          The signature to the foregoing Assignment and
Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without any alteration or change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the holder desires to
                        exercise the Right Certificate)

To Nordson Corporation:
                          The undersigned hereby irrevocably elects to exercise
___________________ Rights represented by this Right Certificate to purchase the Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates therefor be issued in the name of:

______________________________________________________________________________
                         (Please print name and address)

______________________________________________________________________________
Please insert social security
or other identifying number:_________________________________________________

                          If such number of Rights are not all of the Rights
evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

______________________________________________________________________________
                         (Please print name and address)

______________________________________________________________________________

Please insert social security
or other identifying number:_______________________________

Dated:________________, 19__                  ________________________________
                                              Signature
                                              (Signature must conform in all
                                              respects to name of the holder
                                              as specified on the face of this
                                              Right Certificate)

Signature Guaranteed:

                                  CERTIFICATE

                  (Applicable to Form of Election to Purchase)


                          The undersigned hereby certifies by checking the
appropriate boxes that:
                          (1)  the Rights evidenced by this Right Certificate
[ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);
                          (2)  after due inquiry and to the best knowledge of
the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_____________, 19__                     _______________________________
                                              Signature


                                     NOTICE


                          The signature to the foregoing Election to Purchase
and Certificate must correspond to the name as written upon the fact of this Right Certificate in every particular, without any alteration or change whatsoever.

                                                                  EXHIBIT C
                         SUMMARY OF RIGHTS TO PURCHASE
                                 COMMON SHARES


                          The Board of Directors of Nordson Corporation on
August 26, 1988 declared a dividend consisting of rights to purchase Common Shares of Nordson. One of the rights is distributable to the holder of each Common Share outstanding on September 9, 1988, the record date for the distribution. Rights will also be distributed with Common shares issued by Nordson after the record date but before the expiration of the rights or the occurrence of a "flip-in" event or "flip-over" event, as described below.

                          When the rights become exercisable, the holder of
each of the rights will be entitled to purchase one Common Share of Nordson for $200. The rights will become exercisable 20 days after the earlier of (1) a public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Common Shares, (2) a public announcement that the Board of Directors has declared a person or group to be an "adverse person," as defined below, or (3) the commencement or announcement of an intention to commence a tender offer or exchange offer that would result in the beneficial ownership of 20% or more of the outstanding Common Shares by a person or group. An "adverse person" is defined as a person or group that is declared to be adverse by the Board of Directors of Nordson upon a determination that (a) the person or group is, or has announced an intention to become, the beneficial owner of a substantial number of Common Shares (which may not be less than 15% of the outstanding Common Shares) and (b) ownership of the Common Shares is intended or likely to result in consequences that are not in the long-term interests of Nordson and its shareholders.

                          Until the rights become exercisable, they will trade
with the Common Shares, and any transfer of Common Shares will also constitute a transfer of the associated rights. When the rights become exercisable, they will begin to trade separate and apart from the Common Shares. At that time, separate certificates representing the rights will be mailed to holders.

                          Twenty days after certain events occur, each of the
rights will "flip-in" and become the right to purchase two Common Shares of Nordson for $1.00 per share.

Upon the occurrence of these events, rights held by an "adverse person," or by a person or group that beneficially owns 20% or more of the outstanding Common Shares, will become void. These events are (1) the beneficial ownership by a person or group of 25% or more of the outstanding Common Shares, (2) the declaration by the Board of Directors that a person or group has become an "adverse party," (3) certain transactions between Nordson and a person or group that beneficially owns 20% or more of the outstanding Common Shares, (4) a reclassification or recapitalization of Nordson that has the effect of increasing by more than 1% the percentage of Common Shares owned by a person or group that is the beneficial owner of 20% or more of the outstanding Common Shares, and (5) a person or group making or attempting to make a 1,control share acquisition," as defined below, without complying with the Ohio control share acquisition law. A "control share acquisition" is defined as the acquisition by a person or group of voting power in the following ranges: (i) 20% or more but less than 33-1/3%, (ii) 33-1/3% or more but less than 50%, and
(iii) 50% or more. The Ohio control share acquisition law requires shareholder approval of any "control share acquisition" of certain Ohio corporations, including Nordson.

                          If Nordson is acquired in a merger or other business
combination, or 50% or more of its assets or earning power is sold, each of the rights will "flip-over" and become the right to purchase common shares of the acquiror for a total of $2.00. The number of common shares of the acquiror to be purchased upon exercise of the right has been set so that the market value of this number of common shares of the acquiror equals the market value of two Common Shares of Nordson.

                          The exercise price, and the number of Common Shares
of Nordson (or common shares of an acquiror) to be purchased upon exercise of the rights, are subject to adjustment from time to time to prevent dilution.

                          The Board of Directors may redeem the rights for $.01
each at any time before the rights "flip-in" or "flip-over," as described above. However, the right may not be redeemed while a person or group is the beneficial owner of 20% or more of the outstanding Common Shares unless (1) "continuing directors," as defined below, constitute a majority of the Board of Directors and (2) a majority of the "continuing directors" approve the redemption. "Continuing directors" are defined as directors who were in office when the person or group became the beneficial owner of, or commenced a tender offer or exchange offer for, 20% or more of the outstanding Common Shares or whose election to office was recommended by a majority of the "continuing directors" in office at the time of the election.

                          Eric T. Nord and Evan W. Nord are trustees of the
Walter G. Nord Trust and of the Nordson Foundation. For purposes of determining the percentage of Common Shares deemed to be beneficially owned by them, Common Shares held by the Walter G. Nord Trust and by the Nordson Foundation will not be attributed to either Eric T. Nord or Evan W. Nord. Similarly, Common Shares held by Eric T. Nord and Evan W. Nord will not be attributed to either the Walter G. Nord Trust or the Nordson Foundation.

                          The terms of the rights are set forth in a Rights
Agreement between Nordson and AmeriTrust Company National Association, as rights agent. The provisions of the Rights Agreement may be amended by the Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to the occurrence of a "flip-in" or "flip-over" event, to make other changes that the Board of Directors deems to be consistent with the purposes of the Rights Agreement and not adverse to the interests of Nordson and its shareholders. However, the Rights Agreement may not be amended while a person or group is the beneficial owner of 20% or more of the outstanding Common Shares unless (1) "continuing directors" constitute a majority of the Board of Directors and (2) a majority of the "continuing directors" approve the amendment.

                          A copy of the Rights Agreement has been filed with
the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August ___, 1988. A copy of the Rights Agreement is available from Nordson free of charge. This summary of the rights is not complete and is qualified in its entirety by reference to the Rights Agreement.